Exhibit 99(a)

Windstream reports fourth-quarter, full-year 2013 results

Release date: Feb. 27, 2014

LITTLE ROCK, Ark. - Windstream (Nasdaq: WIN) grew strategic revenues 2 percent in 2013 as the company continued to execute on its strategy to become the nation’s premier enterprise communications and services provider.

“2013 was a solid year for Windstream. Our business team finished the year strong, generating sequential revenue growth again, and our consumer team continued to grow broadband revenue and deliver steady results, all of which better position us to achieve our goals and deliver value to shareholders,” said Jeff Gardner, president and CEO.

2013 Highlights

Growing Strategic Revenue

Windstream grew strategic revenue 2 percent year-over-year in 2013. Total business and consumer broadband revenues represented 73 percent of the company’s total revenues at the end of the fourth quarter.

Maintaining Healthy Margins

Through disciplined expense management, Windstream delivered $2.32 billion in Adjusted OIBDA and maintained stable margins of 39 percent for 2013, while continuing to reposition the business in growth areas and navigating regulatory reform.

Investing Capital for Growth

Windstream continued to invest in its network to provide a platform for continued success. The company deployed fiber to approximately 2,000 wireless towers, opened three data centers and expanded and enhanced its broadband network throughout the year.

Improving the Balance Sheet

During the year, Windstream reduced its debt by more than $200 million. The company also refinanced almost $4 billion in debt in 2013, which extended debt maturities and lowered cash interest expense.

Returning Capital to Shareholders

Windstream generated strong adjusted free cash flow of $891 million for the year and paid $594 million in dividends to shareholders, representing a dividend payout ratio of 67 percent of adjusted free cash flow.

Pro Forma Financial Results

Total revenues and sales were $1.5 billion in the fourth quarter, a decline of 3 percent from the same period a year ago, and $6.0 billion for the year, a decline of 2 percent year-over-year. Strategic revenue was $4.3 billion for the year, an increase of 2 percent year-over-year.

Business service revenues were $920 million in the fourth quarter, up $4 million sequentially and $3 million year-over-year. Data and integrated services grew more than 3 percent in the fourth quarter from the same period a year ago to $412 million due to growth in integrated voice and data services and data center services. For the full year, Windstream generated $3.7 billion in business service revenues, an increase of 1 percent year-over-year.

Consumer broadband service revenues in the fourth quarter were $119 million, up 3 percent from the same period in 2012, and $476 million for the year, up 4 percent year-over-year.

Overall consumer service revenues in the fourth quarter were $318 million, a decrease of 5 percent from the same period a year ago, and $1.3 billion for the year, a decrease of 3 percent year-over-year.

Exhibit 99(a)

Wholesale revenues in the fourth quarter were $143 million, a decrease of 15 percent from the same period a year ago primarily due to a decline in switched access revenue from lower intrastate access rates and fewer minutes of use. For the year, wholesale revenues were $594 million, a decrease of 16 percent year-over-year.

Adjusted OIBDA was $576 million in the fourth quarter and $2.32 billion for the year and within the company’s guidance range.

Adjusted capital expenditures were $170 million in the fourth quarter, excluding $5 million in integration capital related to PAETEC network optimization opportunities and a billing system conversion. For the year, adjusted capital expenditures were $812 million, excluding $29 million in integration capital related to PAETEC and a billing system conversion.

Adjusted free cash flow was $213 million in the fourth quarter and $891 million for the year.

GAAP Financial Results

In the fourth quarter under Generally Accepted Accounting Principles (GAAP), Windstream reported total revenues and sales of $1.5 billion and net income of $118 million, or 20 cents per share. That compares to total revenues and sales of $1.5 billion and net income of $10 million, or 2 cents per share, during the same period in 2012.

GAAP results include a non-cash benefit of 13 cents per share related to an actuarial gain realized on the company’s pension plan. Results also include approximately 2 cents in after-tax merger and integration, restructuring and other expense. Excluding these items, adjusted earnings per share would have been 9 cents for the fourth quarter.

For all of 2013 under GAAP, Windstream reported total revenues and sales of $6.0 billion and net income of $241 million, or 40 cents per share. That compares to total revenues of $6.1 billion and net income of $168 million for 2012.

Financial Outlook for 2014

Windstream expects continued growth in business revenue and improved trends in consumer and wholesale revenues in 2014. The company expects total revenue for the year within a range of a 2.5 percent decline to a 1 percent increase as compared to 2013 revenue.

The company expects Adjusted OIBDA margins to remain steady around 38 percent for the year, aided by cost structure improvements and on-going expense management initiatives.

Adjusted capital expenditures are expected to range from $800 million to $850 million, which includes up to $85 million in incremental fiber-to-the-tower and broadband stimulus investments.

Due to various tax initiatives, the company expects cash tax payments of less than $30 million in 2014 and less than $200 million in 2015.

Windstream expects to generate adjusted free cash flow of $775 million to $885 million, resulting in a dividend payout ratio ranging from 68 percent to 78 percent for the year.

“We are executing a growth-oriented strategy while also managing our legacy business for profitability. This combination is gradually stabilizing top-line trends and generating substantial cash flow. It is our continued belief that our capital allocation strategy strikes the right balance among investing in the growth drivers of the business, paying an attractive dividend to our shareholders and reducing debt over time,” Gardner said.

Conference call:

Windstream will hold a conference call at 7:30 a.m. CST today to review the company's fourth-quarter and full-year 2013 earnings results.

To access the call:

Interested parties can access the call by dialing 1-877-374-3977, conference ID 45208847, ten minutes prior to the start time.

Exhibit 99(a)

To access the call replay:

A replay of the call will be available beginning at 10:30 a.m. CST today and ending at midnight on March 6. The replay can be accessed by dialing 1-855-859-2056, conference ID 45208847.

Webcast information:

The conference call also will be streamed live over the company's website at www.windstream.com/investors. Financial, statistical and other information related to the call will be posted on the site. A replay of the webcast will be available on the website beginning at 10:30 a.m. CST today.

About Windstream

Windstream (Nasdaq: WIN), a FORTUNE 500 and S&P 500 company, is a leading provider of advanced network communications, including cloud computing and managed services, to businesses nationwide. The company also offers broadband, phone and digital TV services to consumers primarily in rural areas. For more information, visit www.windstream.com.

Pro forma results adjust results of operations under GAAP to exclude all merger and integration costs related to strategic transactions. A reconciliation of pro forma results to the comparable GAAP measures is available on the company’s Web site at www.windstream.com/investors.

OIBDA is operating income before depreciation and amortization and merger and integration costs. Adjusted OIBDA adjusts OIBDA for the impact of restructuring charges, pension expense and stock-based compensation. Adjusted capital expenditures exclude the impact of integration-related capital expenditures. Adjusted free cash flow is Adjusted OIBDA, excluding merger and integration expense, minus cash interest, cash taxes and adjusted capital expenditures.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward-looking statements include, but are not limited to, Windstream’s 2014 guidance for revenue, adjusted OBIDA, adjusted capital expenditures, adjusted free cash flow, dividend payout ratio and cash tax payments for 2014 and 2015. These statements, along with other forward-looking statements, including statements regarding Windstream’s business outlook, current capital allocation strategy, capital expenditure levels in future periods, its current dividend practice, and the company’s ability to generate, and amount of, cash flows in future periods, are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Factors that could cause actual results to differ materially from those contemplated in Windstream’s forward-looking statements include, among others:

•	further adverse changes in economic conditions in the markets served by Windstream;

•	the extent, timing and overall effects of competition in the communications business;

•	the impact of new, emerging or competing technologies;

•
for certain operations where Windstream leases facilities from other carriers, adverse effects on the availability, quality of service and price of facilities and services provided by other carriers on which Windstream’s services depend;

•
the uncertainty regarding the implementation of the Federal Communications Commission's ("FCC") rules on intercarrier compensation adopted in 2011, and the potential for the adoption of further rules by the FCC or Congress on intercarrier compensation and/or universal service reform proposals that result in a significant loss of revenue to Windstream;

•	unfavorable rulings by state public service commissions in proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses;

•	material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;

•	earnings on pension plan investments significantly below Windstream’s expected long term rate of return for plan assets or a significant change in the discount rate;

•	unfavorable results of litigation or intellectual property infringement claims asserted against Windstream;

•
the company’s ability to continue to pay dividends, which may be affected by changes in the company’s cash requirements, capital spending plan, cash tax payment obligations, or financial position, and which is subject to the

Exhibit 99(a)

company’s capital allocation policy and may be changed at any time by the discretion of Windstream’s board of directors;

•
unanticipated increases or other changes in the company’s future cash requirements, whether caused by unanticipated increases in capital expenditures, increases in pension funding requirements, or otherwise;

•	the availability and cost of financing in the corporate debt markets;

•	the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations;

•
the risks associated with non-compliance by Windstream with regulations or statutes applicable to government programs under which Windstream receives material amounts of end user revenue and government subsidies, or non-compliance by Windstream, its partners, or its subcontractors with any terms of its government contracts;

•	the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities;

•	the effects of federal and state legislation, and rules and regulations governing the communications industry;

•	continued loss of consumer voice lines and consumer high-speed Internet customers;

•	the impact of equipment failure, natural disasters or terrorist acts;

•	the effects of work stoppages by Windstream employees or employees of other communications companies on whom Windstream relies for service; and

•
those additional factors under "Risk Factors" in Item 1A of Part I of Windstream’s Annual Report on Form 10-K for the year ended December 31, 2013, and in subsequent filings with the Securities and Exchange Commission at www.sec.gov.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in other filings by Windstream with the Securities and Exchange Commission at www.sec.gov.

-end-

Media Contact:
David Avery, 501-748-5876
david.avery@windstream.com

Investor Contact:
Mary Michaels, 501-748-7578
mary.michaels@windstream.com

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)	THREE MONTHS ENDED				TWELVE MONTHS ENDED
			Increase				Increase
	December 31,	December 31,	(Decrease)		December 31,	December 31,	(Decrease)
	2013	2012	Amount	%	2013	2012	Amount	%
UNDER GAAP:
Revenues and sales:
Service revenues	$1,435.9	$1,479.7	$(43.8)	(3)	$5,775.5	$5,908.3	$(132.8)	(2)
Product sales	55.4	54.4	1.0	2	212.6	231.2	(18.6)	(8)
Total revenues and sales	1,491.3	1,534.1	(42.8)	(3)	5,988.1	6,139.5	(151.4)	(2)
Costs and expenses:
Cost of services (exclusive of depreciation and amortization included below)	559.5	705.1	(145.6)	(21)	2,492.1	2,692.2	(200.1)	(7)
Cost of products sold	45.7	49.9	(4.2)	(8)	183.9	206.6	(22.7)	(11)
Selling, general and administrative	205.7	254.1	(48.4)	(19)	923.4	967.3	(43.9)	(5)
Depreciation and amortization	341.2	338.7	2.5	1	1,340.9	1,296.9	44.0	3
Merger and integration costs	12.2	11.0	1.2	11	29.2	65.4	(36.2)	(55)
Restructuring charges	0.5	4.1	(3.6)	(88)	9.6	27.2	(17.6)	(65)
Total costs and expenses	1,164.8	1,362.9	(198.1)	(15)	4,979.1	5,255.6	(276.5)	(5)
Operating income	326.5	171.2	155.3	91	1,009.0	883.9	125.1	14
Other (expense) income, net	(7.5)	(0.1)	(7.4)	*	(12.5)	4.6	(17.1)	*
(Loss) gain on early extinguishment of debt	—	—	—	*	(28.5)	1.9	(30.4)	*
Interest expense	(148.0)	(159.7)	11.7	(7)	(627.7)	(625.1)	(2.6)	—
Income from continuing operations before income taxes	171.0	11.4	159.6	*	340.3	265.3	75.0	28
Income taxes	57.9	0.1	57.8	*	105.3	98.2	7.1	7
Income from continuing operations	113.1	11.3	101.8	*	235.0	167.1	67.9	41
Discontinued operations, net of tax	5.3	(1.2)	6.5	*	6.0	0.9	5.1	*
Net income	$118.4	$10.1	$108.3	*	$241.0	$168.0	$73.0	43

Weighted average common shares	592.3	585.1	7.2	1	589.3	584.5	4.8	1
Common shares outstanding	596.2	588.2	8.0	1

Basic and diluted earnings per share:
Net income	$.20	$.02	$.18	*	$.40	$.28	$.12	43

PRO FORMA RESULTS OF OPERATIONS (A):
OIBDA (B)	$679.9	$520.9	$159.0	31	$2,379.1	$2,246.2	$132.9	6
Adjusted OIBDA (C)	$575.9	$617.4	$(41.5)	(7)	$2,318.1	$2,383.8	$(65.7)	(3)
Adjusted capital expenditures (D)	$169.9	$270.4	$(100.5)	(37)	$811.7	$1,049.8	$(238.1)	(23)

* Not meaningful
(A)
Pro forma results adjusts results of operations under GAAP to exclude all merger and integration costs related to strategic transactions. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Operating Income and Capital Expenditures Under GAAP to Pro Forma Adjusted OIBDA and Pro Forma Adjusted Capital Expenditures.

(B)	OIBDA is operating income before depreciation and amortization and merger and integration costs.
(C)
Adjusted OIBDA adjusts OIBDA for the impact of restructuring charges, pension expense and share-based compensation. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Operating Income and Capital Expenditures Under GAAP to Pro Forma Adjusted OIBDA and Pro Forma Adjusted Capital Expenditures.

(D)
Adjusted capital expenditures exclude the impact of integration-related capital expenditures. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Operating Income and Capital Expenditures Under GAAP to Pro Forma Adjusted OIBDA and Pro Forma Adjusted Capital Expenditures.

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL OPERATING INFORMATION
(In thousands)

	THREE MONTHS ENDED				TWELVE MONTHS ENDED
			Increase				Increase
	December 31,	December 31,	(Decrease)		December 31,	December 31,	(Decrease)
	2013	2012	Amount	%	2013	2012	Amount	%
Business operating metrics:
Customer locations (A)
Enterprise (B)	210.4	204.6	5.8	3
Small business (C)	395.3	430.7	(35.4)	(8)
Total customer locations	605.7	635.3	(29.6)	(5)
Net customer location losses	(6.8)	(7.5)	0.7	(9)	(29.6)	(31.7)	2.1	(7)

Total Business Customers	388.3	417.6	(29.3)	(7)

Carrier special access circuits (D)	100.1	107.2	(7.1)	(7)

Consumer operating metrics:
Voice lines	1,722.3	1,841.9	(119.6)	(6)
High-speed Internet	1,170.9	1,214.5	(43.6)	(4)
Digital television customers	402.3	426.1	(23.8)	(6)
Total consumer connections	3,295.5	3,482.5	(187.0)	(5)

Net voice line losses	(30.4)	(23.3)	(7.1)	30	(119.6)	(86.0)	(33.6)	39
Net high-speed Internet (losses) additions	(12.5)	(1.7)	(10.8)	*	(43.6)	6.7	(50.3)	*

* Not meaningful
(A)	Business customer locations include each individual location to which we provide service and exclude carrier special access circuits.
(B)	Enterprise locations represent customer relationships that generate $750 or more in revenue per month.
(C)	Small business locations represent customer relationships that generate less than $750 in revenue per month.
(D)
Carrier special access circuits are dedicated circuits purchased by telecommunication carriers to transport traffic from wireless towers, between points on their network or from their network to a customer location.

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS UNDER GAAP
(In millions)

ASSETS			LIABILITIES AND SHAREHOLDERS' EQUITY

	December 31,	December 31,		December 31,	December 31,
	2013	2012		2013	2012
CURRENT ASSETS:			CURRENT LIABILITIES:

Cash and cash equivalents	$48.2	$132.0	Current maturities of long-term debt	$85.0	$866.0
Restricted cash	9.7	26.5	Current portion of interest rate swaps	30.0	29.0
Accounts receivable (less allowance for			Accounts payable	385.9	363.7
doubtful accounts of $40.0 and			Advance payments and customer deposits	223.5	219.6
$42.6, respectively)	635.3	609.0	Accrued dividends	151.1	148.9
Inventories	67.7	75.0	Accrued taxes	104.2	104.3
Deferred income taxes	241.5	249.4	Accrued interest	103.5	113.6
Prepaid income taxes	29.7	23.3	Other current liabilities	362.4	322.8
Prepaid expenses and other	152.7	179.6
Assets held for sale	—	15.7

Total current assets	1,184.8	1,310.5	Total current liabilities	1,445.6	2,167.9

Goodwill	4,331.4	4,331.4	Long-term debt	8,622.2	8,099.8
Other intangibles, net	2,020.1	2,311.3	Deferred income taxes	2,038.3	1,896.8
Net property, plant and equipment	5,702.6	5,861.8	Other liabilities	498.3	712.7
Other assets	205.7	167.0	Total liabilities	12,604.4	12,877.2

			SHAREHOLDERS' EQUITY:
			Common stock	0.1	0.1
			Additional paid-in capital	811.6	1,098.3
			Accumulated other comprehensive income	28.5	6.4
			Retained earnings	—	—
			Total shareholders' equity	840.2	1,104.8

			TOTAL LIABILITIES AND
TOTAL ASSETS	$13,444.6	$13,982.0	SHAREHOLDERS' EQUITY	$13,444.6	$13,982.0

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS UNDER GAAP
(In millions)
	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012
Cash Provided from Operations:
Net income	$118.4	$10.1	$241.0	$168.0
Adjustments to reconcile net income to net cash provided from operations:
Depreciation and amortization	341.2	339.1	1,341.5	1,297.6
Provision for doubtful accounts	13.7	17.7	63.5	59.4
Share-based compensation expense	10.9	23.9	44.9	43.2
Pension (income) expense	(115.3)	68.7	(115.3)	67.4
Deferred income taxes	75.2	(12.9)	134.8	79.0
Unamortized net premium on retired debt	—	—	(38.1)	(16.2)
Amortization of unrealized losses on de-designated interest rate swaps	4.3	12.4	35.9	45.4
Gain from sale of software business	(14.4)	—	(14.4)	—
Plan curtailment and other, net	2.7	(1.3)	(15.8)	(25.7)
Changes in operating assets and liabilities, net:
Accounts receivable	24.1	(4.0)	(46.4)	(75.8)
Income tax receivable	—	1.1	0.6	123.3
Prepaid income taxes	(10.7)	0.3	(7.0)	(7.1)
Prepaid expenses and other	10.7	14.3	(13.0)	(22.2)
Accounts payable	(46.8)	65.8	(21.0)	63.6
Accrued interest	(49.7)	(35.3)	(10.2)	(40.8)
Accrued taxes	(0.1)	(0.7)	(0.1)	(10.9)
Other current liabilities	(2.0)	40.7	(49.0)	36.5
Other liabilities	7.2	(6.4)	(9.2)	(5.8)
Other, net	(10.7)	0.5	(3.3)	(1.3)
Net cash provided from operations	358.7	534.0	1,519.4	1,777.6
Cash Flows from Investing Activities:
Additions to property, plant and equipment	(175.0)	(291.8)	(841.0)	(1,101.2)
Broadband network expansion funded by stimulus grants	(7.3)	(36.6)	(36.1)	(105.4)
Changes in restricted cash	3.8	13.4	16.8	(4.8)
Grant funds received for broadband stimulus projects	14.5	19.2	68.0	45.7
Grant funds received from Connect America Fund	60.7	—	60.7	—
Dispositions of software and energy businesses	30.0	—	30.0	6.1
Disposition of wireless assets	—	—	—	57.0
Other, net	(6.0)	—	(6.0)	0.9
Net cash used in investing activities	(79.3)	(295.8)	(707.6)	(1,101.7)
Cash Flows from Financing Activities:
Dividends paid to shareholders	(149.0)	(147.5)	(593.6)	(588.0)
Repayment of debt and swaps	(1,067.8)	(205.9)	(5,161.0)	(2,054.5)
Proceeds of debt issuances	922.1	135.0	4,919.6	1,910.0
Debt issuance costs	(0.3)	(0.1)	(30.0)	(19.1)
Payment under capital lease obligations	(10.1)	(4.7)	(23.9)	(20.0)
Other, net	0.5	2.2	(6.7)	0.7
Net cash used in financing activities	(304.6)	(221.0)	(895.6)	(770.9)
(Decrease) increase in cash and cash equivalents	(25.2)	17.2	(83.8)	(95.0)
Cash and Cash Equivalents:
Beginning of period	73.4	114.8	132.0	227.0
End of period	$48.2	$132.0	$48.2	$132.0

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
UNAUDITED RECONCILIATION OF OPERATING INCOME AND CAPITAL EXPENDITURES UNDER GAAP TO PRO FORMA (A)
ADJUSTED OIBDA AND PRO FORMA ADJUSTED CAPITAL EXPENDITURES (NON-GAAP)
(In millions)

		THREE MONTHS ENDED			TWELVE MONTHS ENDED
		December 31,	December 31,		December 31,	December 31,
		2013	2012		2013	2012

Operating income from continuing operations under GAAP		$326.5	$171.2		$1,009.0	$883.9
Pro forma adjustments:
Merger and integration costs	(B)	12.2	11.0	(B)	29.2	65.4
Pro forma operating income		338.7	182.2		1,038.2	949.3
Depreciation and amortization expense	(B)	341.2	338.7	(B)	1,340.9	1,296.9
Pro forma OIBDA		679.9	520.9		2,379.1	2,246.2
Other adjustments:
Pension (income) expense	(B)	(115.3)	68.7	(B)	(115.3)	67.4
Restructuring charges	(B)	0.5	4.1	(B)	9.6	27.2
Share-based compensation	(B)	10.8	23.7	(B)	44.7	43.0
Pro forma adjusted OIBDA		$575.9	$617.4		$2,318.1	$2,383.8

Capital expenditures under GAAP		$175.0	$291.8		$841.0	$1,101.2
Pro forma adjustments:
Integration capital expenditures		5.1	21.4		29.3	51.4
Pro forma adjusted capital expenditures	(C)	$169.9	$270.4	(C)	$811.7	$1,049.8

(A)	Pro forma results adjust results of operations under GAAP to exclude merger and integration related costs related to strategic transactions.
(B)	Represents applicable expense as reported under GAAP.
(C)	Pro forma adjusted capital expenditures exclude the impact of integration-related capital expenditures.

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
UNAUDITED RECONCILIATION OF OPERATING INCOME UNDER GAAP TO ADJUSTED FREE CASH FLOW
(In millions)

	THREE	TWELVE
	MONTHS	MONTHS
	ENDED	ENDED
	December 31,	December 31,
	2013	2013
ADJUSTED FREE CASH FLOW:
Operating income under GAAP	$326.5	$1,009.0
Depreciation and amortization	341.2	1,340.9
As reported OIBDA	667.7	2,349.9
Merger and integration costs	12.2	29.2
Pension income	(115.3)	(115.3)
Restructuring charges	0.5	9.6
Share-based compensation	10.8	44.7
As reported adjusted OIBDA	575.9	2,318.1

Adjustments:
Adjusted capital expenditures	(169.9)	(811.7)
Cash paid for interest	(192.0)	(609.4)
Cash (paid) refunded for taxes	(1.3)	(5.7)
Adjusted free cash flow	$212.7	$891.3

Dividends paid		$593.6

Payout ratio		67%

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
NOTES TO UNAUDITED RECONCILIATION OF OPERATING INCOME AND CAPITAL EXPENDITURES UNDER GAAP TO PRO FORMA
ADJUSTED OIBDA, PRO FORMA ADJUSTED CAPITAL EXPENDITURES

On August 30, 2013, through the creation of a new holding company structure, Windstream Corporation became a wholly-owned subsidiary of a new publicly traded parent company, Windstream Holdings, Inc ("Windstream", "we", "us", "our"). As the reorganization occurred at the parent company level, the remainder of our subsidiaries, operations and customers were not affected. As a result, the operations of Windstream Corporation are the same as the operations for Windstream as of December 31, 2013. Accordingly, the historical financial statements presented herein reflect the effect of the reorganization for all periods presented.

We have disclosed in our Form 8-K furnished on February 27, 2014, that we have presented in this package unaudited pro forma results, which excludes all merger and integration costs resulting from strategic transactions. In addition to pro forma adjustments, we have presented certain measures of our operating performance, excluding the impact of restructuring charges, pension (benefit) expense and share-based compensation. We have made certain reclassifications and revisions to prior periods to conform with the current year presentation.

Our purpose for excluding non-recurring items, restructuring charges, pension and share-based compensation is to improve the comparability of results of operations for the three and twelve month periods ended December 31, 2013, to the results of operations for the same periods of 2012 in order to focus on the true earnings capacity associated with providing telecommunication services. Additionally, management believes that presenting pro forma measures assists investors by providing more meaningful comparisons of results from current and prior periods, and by providing information that is a better reflection of the core earnings capacity of our current operations. We use pro forma results, including pro forma OIBDA, pro forma adjusted OIBDA, pro forma capital expenditures and adjusted free cash flow as key measures of the operational performance of our business. Our management, including our chief executive officer, the chief operating decision-maker, consistently uses these measures for internal reporting and the evaluation of business objectives, opportunities and performance.

We claim the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward looking statements include, but are not limited to, statements about our expectation to maintain our current dividend practice at the current rate of dividend, expected levels of support from universal service funds or other government programs, expected rates of loss of voice lines or inter-carrier compensation, expected increases in business data connections, our expected ability to fund operations, expected required contributions to our pension plan, capital expenditures, cash income tax payments, and certain debt maturities from cash flows from operations, expected synergies and other benefits from completed acquisitions, expected effective federal income tax rates, the amounts expected to be received from the Rural Utilities Service to fund a portion of our broadband stimulus projects and the expected benefits of those projects and forecasted capital expenditure amounts. These and other forward-looking statements are based on estimates, projections, beliefs, and assumptions that we believe are reasonable but are not guarantees of future events and results. Actual future events and our results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated in our forward-looking statements include, among others: further adverse changes in economic conditions in the markets served by us; the extent, timing and overall effects of competition in the communications business; the impact of new, emerging or competing technologies; for certain operations where we lease facilities from other carriers, adverse effects on the availability, quality of service and price of facilities and services provided by other carriers on which our services depend; the uncertainty regarding the implementation of the Federal Communications Commission's ("FCC") rules on intercarrier compensation adopted in 2011, the potential for the adoption of further rules by the FCC or Congress on intercarrier compensation and/or universal service reform proposals that result in a significant loss of revenue to us; unfavorable rulings by state public service commissions in proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses; material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; earnings on pension plan investments significantly below our expected long term rate of return for plan assets or a significant change in the discount rate; unfavorable results of litigation or intellectual property infringement claims asserted against us; our ability to continue to pay dividends, which may be affected by changes in our cash requirements, capital spending plan, cash tax payment obligations, or financial position, and which is subject to our capital allocation policy and may be changed at any time at the discretion of our board of directors; unanticipated increases or other changes in our future cash requirements, whether caused by unanticipated increases in capital expenditures, increases in pension funding requirements, or otherwise; the availability and cost of financing in the corporate debt markets; the potential for adverse changes in the ratings given to our debt securities by nationally accredited ratings organizations; the risks associated with non-compliance by us with regulations or statutes applicable to government programs under which we receive material amounts of end user revenue and government subsidies, or non-compliance by us, our partners, or our subcontractors with any terms of our government contracts; the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities; the effects of federal and state legislation, and rules and regulations governing the communications industry; continued loss of consumer voice lines and consumer high-speed Internet customers; the impact of equipment failure, natural disasters or terrorist acts; the effects of work stoppages by our employees or employees of other communications companies on whom we rely for service; and those additional factors under the caption “Risk Factors” in our Form 10-K for the year ended December 31, 2013, and in subsequent filings with the Securities and Exchange Commission at www.sec.gov.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause our actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect our future results included in our other filings with the Securities and Exchange Commission at www.sec.gov.